Exhibit 10.9

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), dated as of                 , 2020 (the “Grant Date”), is made between SelectQuote, Inc. (the “Company”), and                  (the “Participant”).

W I T N E S S E T H

The SelectQuote, Inc. 2020 Omnibus Incentive Plan (the “Plan”) (any and all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan) provides for the grant of Restricted Stock Units. In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.	Grant and Vesting of Restricted Stock Units.

(a)    Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant, as of the Grant Date,                  Restricted Stock Units (the “Restricted Stock Units”), each with respect to one Share. The Restricted Stock Units shall vest in accordance with Section 1(b) of this Agreement.

(b)    Subject to the terms and conditions of this Agreement and the provisions of the Plan, the Restricted Stock Units shall vest and no longer be subject to any restriction (such period during which restrictions apply to a Restricted Stock Unit, the “Restriction Period” with respect to such unit) [in three equal installments on each of the first three anniversaries of the Grant Date (each such anniversary, the “Vesting Date” with respect to the applicable Restricted Stock Units);]1 [on the date of the Company’s shareholder meeting for the year following the year during which the Grant Date occurs (the “Vesting Date”);]2 provided the Participant has not incurred a Termination of Service prior to the applicable Vesting Date.

(c)    In the event that the Participant incurs a Termination of Service during the Restriction Period for any reason, all unvested Restricted Stock Units shall be forfeited by the Participant effective immediately upon such Termination of Service and shall cease to be eligible for vesting hereunder.

(d)    In the event of a Change in Control, [the provisions of Section 10 of the Plan shall apply to the Restricted Stock Units]3[the Restricted Stock Units shall vest in full]4.

(e)    [Notwithstanding any other provision hereof, in the event that the Participant violates any of the restrictive covenants set forth in the applicable Employee Agreement between the Participant and the Company (or in any other agreement between the Participant and the Company), (i) the Restricted Stock Units, to the extent unvested, shall be immediately forfeited,

[1]	For employees.
[2]	For non-employee directors.
[3]	For employees.
[4]	For non-employee directors.

and (ii) the Company may require the Participant to repay the proceeds of any Restricted Stock Unit settlement (measured based on the Fair Market Value on the date of settlement) that occurred during the year prior to such violation.]5

2.	Settlement of Units.

As soon as practicable after any Restricted Stock Unit has vested, the Company shall, subject to Section 6 of this Agreement, issue one Share and cause to be delivered to the Participant one or more unlegended, freely-transferable stock certificates in respect of any shares so issued. The obligation of the Company to deliver Shares hereunder shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant represent that the Participant is acquiring Shares for the Participant’s own account, or such other representation as the Committee deems appropriate.

3.	Nontransferability.

The Restricted Stock Units shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise.

4.	Grant Subject to Plan Provisions.

This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. This grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall control.

5.	No Shareholder Rights.

During the Restriction Period, the Participant shall not be entitled to any rights of a stockholder with respect to the Restricted Stock Units (including, without limitation, any voting rights or rights with respect to dividends). Notwithstanding the foregoing, upon the Company’s payment of an ordinary cash dividend with respect to shares of Common Stock, the number of Restricted Stock Units shall be increased by dividing the amount of dividend the Participant would have received had the Participant owned a number of shares of Common Stock equal to the number of Restricted Stock Units then credited to the Participant’s account by the Fair Market Value of a share of Common Stock on the last trading day before the date of the dividend payment. The units, shares or property so credited will be subject to the same restrictions

[5]	For employees.

applicable to the underlying Restricted Stock Units and other terms and conditions applicable to the underlying Restricted Stock Units and will be paid out in kind at the time of vesting, if any, of the underlying Restricted Stock Units.

6.	Taxes and Withholding.

[No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to any Restricted Stock Units, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Section 6, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of shares or cash issued upon settlement of the Restricted Stock Units that gives rise to the withholding requirement.]6 [The Participant shall be solely responsible for any federal, state, local or foreign income taxes in connection with the Restricted Stock Units.]7

7.	Effect of Agreement.

The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment or service at any time.

8.	Governing Law; Captions.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

9.	Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

[6]	For employees.
[7]	For non-employee directors.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.

SELECTQUOTE INC.

By:
Name:
Title:

[PARTICIPANT NAME]

[Signature Page to Restricted Stock Unit Agreement]